SCHEDULE 14C INFORMATION

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Investment Managers Series Trust II

(Name of Registrant as Specified in Its Charter)

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INVESTMENT MANAGERS SERIES TRUST II

235 West Galena Street

Milwaukee, Wisconsin 53212

AXS FIRST PRIORITY CLO BOND ETF

INFORMATION STATEMENT

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF THE INFORMATION STATEMENT

This Information Statement is available online at www.axsinvestments.com/aaa/.

The primary purpose of this Information Statement is to provide you with information about new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) between AXS Investments LLC (the “Advisor”) and Alternative Access Funds, LLC (“Alternative Access”) with respect to the AXS First Priority CLO Bond ETF (the “Fund”), a series of Investment Managers Series Trust II (the “Trust”). The New Sub-Advisory Agreement took effect on April 25, 2023, when Alternative Access, the Fund’s sub-advisor, underwent an ownership restructuring (the “Transaction”). Under the Investment Company Act of 1940, as amended (the “1940 Act’), the Transaction resulted in an assignment and termination of the previous investment sub-advisory agreement between the Advisor and Alternative Access. In anticipation of the Transaction and these related events, the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, considered and approved the New Sub-Advisory Agreement at a meeting held on April 19, 2023.

Section 15(a) of the 1940 Act requires that all agreements under which persons serve as investment advisors or investment sub-advisors to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and the Advisor (the “SEC Order”) that permits the Advisor and the Board to employ sub-advisors and modify sub-advisory agreements with sub-advisors without prior approval of the Fund’s shareholders. The SEC Order also permits the Fund to disclose, in lieu of the fees paid to each sub-advisor, the aggregate fees paid to the sub-advisors. One of the conditions of the SEC Order is that within 90 days after entering into a new or amended investment sub-advisory agreement with a new sub-advisor without shareholder approval, the Fund must provide an Information Statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the SEC Order. By sending you this notice, the Fund is notifying you that the Information Statement is available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at https://www.axsinvestments.com/aaa/. The Information Statement will be available on the website until at least October 31, 2023. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Fund in writing at P.O. Box 2175, Milwaukee, Wisconsin 53201, or by calling 1-303-623-2577. The Fund’s most recent annual report and semi-annual report are available upon request, without charge, by contacting the Fund at the above address or phone number, or by visiting https://www.axsinvestments.com/aaa/.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Fund at P.O. Box 2175, Milwaukee, Wisconsin 53201, or call 1-303-623-2577. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Fund as indicated above. On behalf of the Board of Trustees, I thank you for your continued investment in the AXS First Priority CLO Bond ETF.

Sincerely,

Terrance Gallagher

President

INVESTMENT MANAGERS SERIES TRUST II

INFORMATION STATEMENT

TO SHAREHOLDERS OF THE

AXS FIRST PRIORITY CLO BOND ETF

This document is an Information Statement and is being furnished to shareholders of the AXS First Priority CLO Bond ETF (the “Fund”), a series of Investment Managers Series Trust II (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC Order”) to the Trust and AXS Investments LLC (the “Advisor”), the Fund’s investment advisor. The SEC Order permits the Advisor and the Board of Trustees of the Trust (the “Board”) to employ sub-advisors and modify sub-advisory agreements with sub-advisors without prior approval of the Fund’s shareholders. Although approval by the Fund’s shareholders is not required, the SEC Order requires that an Information Statement be made available to the Fund’s shareholders in connection with the appointment of a new sub-advisor. The SEC Order also permits the Fund to disclose, in lieu of the fees paid to each sub-advisor, the aggregate fees paid to all sub-advisors.

This Information Statement provides information about a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) between the Advisor and Alternative Access Funds, LLC (“Alternative Access” or “Sub-Advisor”) with respect to the Fund. The New Sub-Advisory Agreement took effect on April 25, 2023, when Alternative Access underwent an ownership restructuring (the “Transaction”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Transaction resulted in an assignment and termination of the investment sub-advisory agreement between the Advisor and Alternative Access. In anticipation of the Transaction and these related events, the Board, including a majority of the Trustees who are not “interested persons” of the Trust (the “Independent Trustees”), as that term is defined in the 1940 Act, considered and approved the New Sub-Advisory Agreement at a meeting held on April 19, 2023.

This Information Statement will be made available on the Fund’s website, https://www.axsinvestments.com/aaa/, on or about July 20, 2023. The Fund will bear the expenses incurred in connection with preparing this Information Statement, which are expected to be approximately $10,000. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Fund in writing at P.O. Box 2175, Milwaukee, Wisconsin 53201, or by calling 1-303-623-2577.

As of July 5, 2023, 300,000 shares of the Fund were issued and outstanding. Information regarding shareholders who owned beneficially 5% or more of the shares of the Fund as of July 5, 2023, is set forth in Exhibit A. To the knowledge of the Advisor, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of July 5, 2023.

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available at www.axsinvestments.com/aaa/.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

The Fund commenced operations and acquired the assets and liabilities of the AAF First Priority CLO Bond ETF (the “Predecessor Fund”), a series of Listed Funds Trust, on October 14, 2022. Since the Fund’s inception in October 2022, the Advisor, located at 181 Westchester Avenue, Suite 402, Port Chester, New York 10573, has served as the Fund’s investment advisor, and Alternative Access, located at 840 Apollo Street, Suite 100, El Segundo, California 90245, has served as the Fund’s sub-advisor. Alternative Access was previously the investment advisor to the Predecessor Fund.

Subject to the general supervision of the Board, the Advisor is responsible for managing the Fund in accordance with the Fund’s investment objective and policies described in the Fund’s current Prospectus. As the Fund’s investment advisor, the Advisor has the ability to delegate day-to-day portfolio management responsibilities to one or more sub-advisors, and in that connection is responsible for making recommendations to the Board with respect to the hiring, termination and replacement of any sub-advisor of the Fund.

The Advisor seeks to achieve the Fund’s investment objective by delegating the management of Fund assets to Alternative Access. Alternative Access has complete discretion to invest the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views. While Alternative Access is subject to the oversight of the Advisor, the Advisor does not attempt to manage the day-to-day investments of Alternative Access.

Prior to April 25, 2023, Alternative Access served as sub-advisor to the Fund pursuant to an investment sub-advisory agreement dated October 27, 2022, by and between the Advisor and Alternative Access (the “Previous Sub-Advisory Agreement”). On April 25, 2023, Alternative Access underwent an ownership restructuring pursuant to which two of the owners of the firm, each of whom owned a 25% ownership interest in the firm, sold portions of their interest in the firm to Peter Coppa, whose ownership interest in the firm increased from 50% to over 70%. Under the 1940 Act, the Transaction resulted in an assignment and termination of the previous investment sub-advisory agreement between the Advisor and Alternative Access. In anticipation of the Transaction, at a meeting held on April 19, 2023, the Board, including a majority of the Independent Trustees, unanimously approved the New Sub-Advisory Agreement with respect to the Fund, which took effect as of April 25, 2023, upon the closing of the Transaction. As a result of the Transaction, the Previous Sub-Advisory Agreement terminated as of April 25, 2023. As discussed below, the New Sub-Advisory Agreement is substantially the same as the Previous Sub-Advisory Agreement, except for the effective date and term. As with the Previous Sub-Advisory Agreement, the Advisor, and not the Fund, pays the sub-advisory fees under the New Sub-Advisory Agreement.

II.	The Advisory Agreement

The Advisor serves as the investment advisor to the Fund pursuant to a Second Amended and Restated Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated as of July 15, 2023 to the Investment Advisory Agreement dated December 30, 2021, as amended September 27, 2022 (the “Previous Advisory Agreement”). The Previous Advisory Agreement with respect to the Fund was approved by the Board at a meeting held on April 20-21, 2022 and by the initial shareholder of the Fund on October 10, 2022, in connection with the Fund’s commencement of operations in October, 2022. The Advisor is an investment advisor registered with the SEC and provides investment advice to open-end funds and ETFs. As of July 5, 2023, the Advisor had approximately $1.27 billion in assets under management.

Pursuant to the Investment Advisory Agreement, the Fund has agreed to pay an annual unitary management fee to the Advisor in an amount equal to 0.25% of the Fund’s average daily net assets. This unitary management fee is designed to pay the Fund’s expenses and to compensate the Advisor for the services it provides to the Fund. Out of the unitary management fee, the Advisor pays substantially all expenses of the Fund, including the cost of transfer agency, custody, fund administration, legal, audit and other service and license fees. However, the Advisor is not responsible for interest, dividends and other expenses on securities sold short, taxes, brokerage commissions, and other expenses incurred in placing or settlement of orders for the purchase and sale of securities and other investment instruments, acquired fund fees and expenses, accrued deferred tax liability, extraordinary expenses, distribution fees and expenses paid by the Fund under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act. For the period from the Fund’s inception on October 14, 2022, through March 31, 2023, the Fund paid AXS $8,446 in management fees.

III.	The Previous and New Sub-Advisory Agreements

A.	The Previous Sub-Advisory Agreement

Under the terms of the Previous Sub-Advisory Agreement, Alternative Access, subject to the supervision of the Advisor and the Board and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, made investment decisions with respect to the purchases and sales of portfolio securities and other investment assets in the Fund. The Previous Sub-Advisory Agreement provided that it would remain in effect, unless sooner terminated, for a period of two years from the effective date and would continue in effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Fund specifically approved its continuance at least annually. The Previous Sub-Advisory Agreement could be terminated at any time, without the payment of any penalty, (i) by the Board, (ii) by the vote of a majority of the outstanding voting securities of the Fund, (iii) by the Advisor on 60 days’ written notice to the Sub-Advisor, or (iv) by the Sub-Advisor upon 60 days’ written notice to the Trust and the Advisor. The Previous Sub-Advisory Agreement also included a provision that caused it to terminate automatically and immediately in the event of its assignment (as defined in the 1940 Act) or upon the termination of the investment advisory agreement between the Trust, on behalf of the Fund, and the Advisor.

The Previous Sub-Advisory Agreement generally provides that the Sub-Advisor will not be liable for any losses suffered by the Fund resulting from any error of judgment or mistake of law made in connection with selecting investments for the Fund, except for losses resulting from willful misfeasance, bad faith, or negligence in the performance of the Sub-Advisor’s duties or reckless disregard of obligations and duties of the Sub-Advisor.

Under the Previous Sub-Advisory Agreement, Alternative Access received an annual sub-advisory fee of 50% of the net revenue received by the Advisor. For the period from the Fund’s inception on October 14, 2022 through March 31, 2023, the Advisor paid Alternative Access $83,836 in aggregate sub-advisory fees with respect to the Fund.

The Previous Sub-Advisory Agreement was initially approved by the Board, including by a separate vote of the Independent Trustees, at a meeting held on April 20-21, 2022. The Previous Sub-Advisory Agreement was last approved by the initial shareholder of the Fund on October 10, 2022, in connection with the Fund’s commencement of operations in October 2022. At a meeting held on October 26-27, 2022, the Board and the Independent Trustees reviewed and unanimously approved and ratified the amended Previous Sub-Advisory Agreement, which provided for the sub-advisory fee paid to Alternative Access described above. The amended Previous Sub-Advisory Agreement did not affect the amount of the advisory fee paid by the Fund, and the sub-advisory fee continued to be paid by the Advisor, and not by the Fund.

B.	The New Sub-Advisory Agreement

The New Sub-Advisory Agreement is substantially the same as the Previous Sub-Advisory Agreement, except for the effective date and term. Under the terms of the New Sub-Advisory Agreement, Alternative Access will, subject to the supervision of the Advisor and the Board and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other investment assets in the Fund. The New Sub-Advisory Agreement generally provides that the Sub-Advisor will not be liable for any losses suffered by the Fund resulting from any mistake of judgment or in any event whatsoever, except for losses resulting from willful misfeasance, bad faith, or negligence in the performance of the Sub-Advisor’s duties or reckless disregard of the obligations and duties of the Sub-Advisor.

The New Sub-Advisory Agreement provides that it will remain in effect for an initial two-year term after the effective date of the agreement, unless sooner terminated as provided in the agreement. The New Sub-Advisory Agreement will continue in force from year to year thereafter so long as it is specifically approved at least annually by the Board in the manner required by the 1940 Act. The New Sub-Advisory Agreement terminates automatically in the event of its assignment (as defined in the 1940 Act) or upon termination of the Advisory Agreement. The New Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board, by the vote of a majority of the outstanding voting securities of the Fund, or by the Advisor on 60 days’ written notice to the Sub-Advisor, or (ii) by the Sub-Advisor on 60 days’ written notice to the Trust.

Under the New Sub-Advisory Agreement, the Advisor pays a sub-advisory fee to Alternative Access that is identical to the fee that the Advisor paid to Alternative Access under the Previous Sub-Advisory Agreement. All sub-advisory fees with respect to the Fund are paid by the Advisor and not the Fund. Because the Advisor pays the Sub-Advisor, there is no “duplication” of advisory fees paid. Prior to the reorganization of the Predecessor Fund on October 14, 2022, the Predecessor Fund did not pay any sub-advisory fees.

The New Sub-Advisory Agreement is attached as Exhibit B to this Information Statement. A copy of the New Sub-Advisory Agreement is on file with the SEC and available: (1) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (2) by mail (Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549-1520) or email (publicinfo@sec.gov) (upon payment of any applicable fees); or (3) on the EDGAR Database on the SEC’s internet website (www.sec.gov).

No Trustees or officers of the Trust are officers, employees, directors, managers or members of Alternative Access. In addition, since the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, a material interest in Alternative Access, any of Alternative Access’ parents or subsidiaries, or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which Alternative Access, any of its parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

IV.	Board Considerations

At its meeting on April 19, 2023, in connection with its review of the New Sub-Advisory Agreement, the Trustees discussed, among other things, the nature, extent and quality of the services to be provided by the Sub-Advisor with respect to the Fund; the proposed sub-advisory fee to be paid to the Sub-Advisor; and the potential benefits to the Sub-Advisor expected to result from its relationship with the Fund. In advance of the meeting, the Board received information about the Sub-Advisor’s investment strategy and the New Sub-Advisory Agreement, certain portions of which are discussed below. The materials, among other things, included information with respect to: (i) the Sub-Advisor’s organization and financial condition; (ii) information regarding the background, experience and compensation structure of relevant personnel who would be providing services to the Fund; (iii) information about the sub-advisory fee proposed to be charged by the Sub-Advisor with respect to the Fund; (iv) information about the performance of the Fund compared to the returns of the Bloomberg U.S. Floating Rate Note Index, a group of comparable funds (the “Peer Group”) selected by Broadridge Financial Solutions, Inc. from Morningstar, Inc.’s Ultrashort Bond fund universe (the “Fund Universe”) for the one-year period ended January 31, 2023; and (v) information about the Sub-Advisor’s compliance policies and procedures, disaster recovery and contingency planning, and policies with respect to portfolio execution and trading.

In considering the approval of the New Sub-Advisory Agreement, the Board and Independent Trustees considered a variety of factors, including those discussed below. The Board and Independent Trustees did not identify any particular factor that was controlling, and each Trustee may have attributed different weights to the various factors.

The Board considered that under the New Sub-Advisory Agreement, Alternative Access would be entitled to the same sub-advisory fee as under the Previous Sub-Advisory Agreement with respect to the Fund. The Board noted that as the sub-advisor to the Fund, Alternative Access is responsible for the day-to-day management of the Fund’s assets. With respect to the Fund’s performance results, the meeting materials indicated that the Fund’s total return for the one-year period was above the Peer Group and Fund Universe median returns, but below the Bloomberg U.S. Floating Rate Note Index return by 0.87%. The Board observed, however, that the Fund’s risk-adjusted returns, as measured by its Sharpe ratio, and its risk-adjusted returns relative to the benchmark, as measured by its information ratio, ranked it in the first quartile of the funds (which is the most favorable) in the Peer Group and Fund Universe for the one-year period.

The Board also reviewed information regarding the sub-advisory fee proposed to be charged by Alternative Access with respect to the Fund. The Board considered that Alternative Access does not serve as advisor or sub-advisor to any other registered investment companies, private funds, or separately managed accounts with similar objectives and policies as the Fund, and therefore they did not have a good basis for comparing the sub-advisory fee with those of other similar client accounts of Alternative Access. The Trustees noted that the sub-advisory fee under the New Sub-Advisory Agreement is the same as the sub-advisory fee that Alternative Access received under the Previous Sub-Advisory Agreement. The Trustees also observed that the Advisor pays Alternative Access’ sub-advisory fee out of the Advisor’s unitary management fee, and considered the relative levels and types of services provided by Alternative Access and the Advisor. The Trustees noted that the Advisor was recommending approval of the New Sub-Advisory Agreement with Alternative Access.

The Board also noted that the “fall out” benefits received by Alternative Access as a result of its relationship with the Fund, other than the sub-advisory fees, would include any research received from broker-dealers providing execution services to the Fund, the beneficial effects from the review by the Trust’s Chief Compliance Officer of Alternative Access’ compliance program, the intangible benefits of Alternative Access’ association with the Fund generally, and any favorable publicity arising in connection with the Fund’s performance.

After further discussion, the Board and the Independent Trustees concluded that Alternative Access would have the capabilities, resources and personnel necessary to manage the Fund and to provide the Fund with a reasonable potential for good investment results. The Board also concluded that, in light of the services to be provided by Alternative Access to the Fund, the compensation to be paid to Alternative Access under the New Sub-Advisory Agreement is fair and reasonable, and that approval of the New Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. The Board approved the New Sub-Advisory Agreement for an initial two-year term.

V.	Information Regarding Alternative Access

Alternative Access, a Delaware limited liability company, commenced operations in 2019 and became registered with the SEC as a registered investment adviser in 2020. Peter Coppa, Founder and Managing Partner of Alternative Access, owns a controlling interest in Alternative Access. As of June 30, 2023, Alternative Access had $7.3 million in assets under management.

The names and principal occupations of each principal executive officer and director of Alternative Access, located at 840 Apollo Street, Suite 100, El Segundo, California 90245, are listed below. None of Alternative Access’ principal officers and directors has any position with the Fund.

Name	Principal Occupation/Title
Peter Coppa	Managing Partner and Chief Compliance Officer

Peter Coppa, Managing Partner and Chief Compliance Officer of Alternative Access, is the portfolio manager primarily responsible for the day-to-day management of the Fund. Mr. Coppa has more than 20 years of experience in the asset management business, running corporate debt hedge funds and CLOs. Prior to joining Alternative Access, Mr. Coppa spent 14 years as Managing Director at Marathon Asset Management (“MAM”). He has experience in value and event-driven distressed investing, dynamic hedging and portfolio management, corporate financial analysis, and macro-economic research. From 2009 to 2017, Mr. Coppa was a portfolio manager for MAM’s distressed and credit opportunities fund. He has invested in dozens of special credit opportunities throughout his career, in sectors including, but not limited to, airlines, telecommunications, metals and mining, energy and power, and a variety of sovereigns. Prior to 2009, Mr. Coppa was an analyst and trader for MAM’s credit opportunities, structured credit and convertible arbitrage funds. He began his career as a credit analyst at Delaware Investments. Mr. Coppa received a B.S. in economics from The Wharton School at the University of Pennsylvania. Mr. Coppa has served as portfolio manager of the Fund since its inception in October 2022, and the Predecessor Fund since its inception in September 2020.

Alternative Access does not serve as advisor or sub-advisor to any other registered funds which have investment objectives and investment strategies similar to those of the Fund.

VI.	Changes in the Fund’s Investment Styles and Changes in the Fund’s Risks

There have been no changes in the Fund’s portfolio managers, investment objective, or principal strategies and risks in connection with the Transaction or the effectiveness of the New Sub-Advisory Agreement.

VII.	Brokerage Commissions

For the period from the Fund’s inception on October 14, 2022, through March 31, 2023, the Fund did not pay brokerage commissions to any broker (1) that is an affiliated person of the Fund; (2) that is an affiliated person of such person; or (3) an affiliated person of which is an affiliated person of the Fund, its investment adviser, principal underwriter, or administrator.

VIII.	General Information

The principal executive offices of the Trust are located at 235 West Galena Street, Milwaukee, Wisconsin 53212. The Trust’s co-administrators are Mutual Fund Administration, LLC, which is located at 2220 E. Route 66, Suite 226, Glendora, California 91740, and UMB Fund Services, Inc., which is located at 235 West Galena Street, Milwaukee, Wisconsin 53212. Brown Brothers Harriman & Co., which is located at 50 Post Office Square, Boston, Massachusetts 02110, serves as the Fund’s accounting agent, transfer agent and custodian. ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, Colorado 80203, serves as the distributor of Creation Units for the Fund on an agency basis. Counsel to the Trust and the Independent Trustees is Morgan, Lewis & Bockius LLP, located at 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626.

IX.	Additional Information

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Fund upon request. Requests for such reports should be directed to AXS First Priority CLO Bond ETF, P.O. Box 2175, Milwaukee, Wisconsin 53201, by calling 1-303-623-2577, or by accessing the Fund’s website at https://www.axsinvestments.com/aaa/.

EXHIBIT A

Control Persons, Principal Shareholders, and Management Ownership

The following table lists the control persons of the Funds as of July 5, 2023. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a Fund or acknowledges the existence of control1. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of a Fund.

Control Persons	Jurisdiction	% of Total Outstanding Shares of the Fund as of July 5, 2023
Charles Schwab & Co. Inc Westlake, TX 76262	California	34.47%
J.P. Morgan Securities LLC/JPMC New York, NY 10172	New York	31.82%

[1]	The Funds have no information regarding the beneficial owners of Fund shares owned through accounts with financial intermediaries.

The following table lists the principal shareholders of the Funds as of July 5, 2023. The principal shareholders are holders of record of 5% or more of the outstanding shares of the indicated classes of the Funds, including the listed shareholders that are financial intermediaries.1

Principal Shareholders	% of Total Outstanding Shares of the Class as of July 5, 2023
Charles Schwab & Co. Inc Westlake, TX 76262	34.47%
J.P. Morgan Securities LLC/JPMC New York, NY 10172	31.82%
Morgan Stanley Smith Barney LLC Purchase, NY 10577	13.36%
National Financial Services LLC Boston, MA 02210	8.67%
TD Ameritrade Clearing, Inc. Omaha, NE 68154	6.42%
[1]	The Fund has no information regarding the beneficial owners of Fund shares owned through accounts with financial intermediaries.

As of July 5, 2023, the Trustees and officers of the Trust as a group did not own more than 1% of the outstanding shares of the Funds. Furthermore, neither the Independent Trustees, nor members of their immediate families, own securities beneficially or of record in the Advisor, the Sub-Advisor, the Fund’s distributor, ALPS Distributors Inc. (the “Distributor”), or any of their respective affiliates.

A-1

EXHIBIT B

SUB-ADVISORY AGREEMENT

BETWEEN

AXS INVESTMENTS, LLC

AND ALTERNATIVE ACCESS FUNDS, LLC

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), dated as of April 25, 2023, is entered into by and between AXS Investments, LLC, a Delaware limited liability company with its principal office and place of business at 181 Westchester Avenue, Suite 402, Port Chester, New York 10573 (the “Advisor”) and Alternative Access Funds, LLC, a limited liability company with its principal office and place of business at 840 Apollo Street, Suite 100, El Segundo, CA 90245 (the “Sub-advisor”).

WHEREAS, Advisor has entered into an Investment Advisory Agreement dated September 27, 2022 (the “Advisory Agreement”) with Investment Managers Series Trust II, a Delaware statutory trust, with its principal office and place of business at 235 West Galena Street, Milwaukee, Wisconsin 53212 (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Advisor acts as investment advisor for the series of the Trust listed on Appendix A hereto (the “Fund”);

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision of the Board, to delegate certain of its duties under the Advisory Agreement to other registered investment advisors subject to the requirements of the 1940 Act;

WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

WHEREAS, the Advisor desires to retain the Sub-advisor to furnish investment advisory services for the Fund and the Sub-advisor is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Advisor and the Sub-advisor hereby agree as follows:

SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

(a)          The Advisor hereby appoints and employs the Sub-advisor, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets of all or a portion of the Fund allocated by the Advisor to the Sub-advisor from time to time (such assets, the “Portfolio”) and, without limiting the generality of the foregoing, to provide other services as specified herein. The Sub-advisor accepts this employment and agrees to render its services for the compensation set forth herein.

(b)          In connection therewith, the Advisor has delivered to the Sub-advisor copies of (i) the Trust’s Declaration of Trust and Bylaws (collectively, as amended from time to time, the “Charter Documents”), (ii) the Trust’s current Prospectus and Statement of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, (iii) each plan of distribution or similar document adopted by the Trust with respect to the Fund under Rule 12b-1 under the 1940 Act (each a “Plan”) and each current shareholder service plan or similar document adopted by the Trust with respect to the Fund (each a “Service Plan”); and (iv) all procedures adopted by the Trust with respect to the Fund, and shall promptly furnish the Sub-advisor with all amendments of or supplements to the foregoing. The Advisor shall deliver to the Sub-advisor: (x) a copy of the resolution of the Board appointing the Sub-advisor as a sub-advisor to the Fund and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-advisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c)          The Sub-advisor has delivered to the Advisor and the Trust (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”); and (iii) a copy of its compliance manual pursuant to applicable regulations, including its proxy voting policies and procedures, which proxy voting policy and procedures will be included in the Trust’s registration statement. The Sub-advisor shall promptly furnish the Advisor and Trust with all amendments of and supplements to the foregoing at least annually.

SECTION 2. DUTIES OF THE ADVISOR

In order for the Sub-advisor to perform the services required by this Agreement, the Advisor (i) shall cause all service providers to the Trust to furnish information to the Sub-advisor and assist the Sub-advisor as may be required, (ii) shall ensure that the Sub-advisor has reasonable access to all records and documents relevant to the Portfolio maintained by the Trust, the Advisor or any service provider to the Trust, and (iii) shall deliver to the Sub-advisor copies of all material relevant to the Sub-advisor or the Portfolio that the Advisor provides to the Board in accordance with the Advisory Agreement.

SECTION 3. DUTIES OF THE SUB-ADVISOR

(a)          The Sub-advisor will make decisions with respect to all purchases and sales of securities and other investment assets in the Portfolio, and will vote all proxies for securities and exercise all other voting rights with respect to such securities in accordance with the Sub-Advisor’s written proxy voting policies and procedures, in each case to the extent such authority is delegated by the Advisor. To carry out such decisions, the Sub-advisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolio. In all purchases, sales and other transactions in securities and other investments for the Portfolio, the Sub-advisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, such as proxy voting with respect to the securities of the Portfolio.

Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Sub-advisor may allocate brokerage on behalf of the Fund to broker-dealers who provide brokerage or research services to the Sub-advisor. The Sub-advisor may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-advisor or its affiliates. Whenever the Sub-advisor simultaneously places orders to purchase or sell the same asset on behalf of the Portfolio and one or more other accounts advised by the Sub-advisor, the Sub-advisor will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b)          The Sub-advisor will report to the Board at each meeting thereof as requested by the Advisor or the Board all material changes in the Portfolio since the prior report, and will also keep the Board and the Advisor informed of important developments affecting the Trust, the Fund and the Sub-advisor, and on its own initiative, will furnish the Board from time to time with such information as the Sub-advisor may believe appropriate for this purpose, whether concerning the individual companies the securities of which are included in the Portfolio’s holdings, the industries in which such companies engage, the economic, social or political conditions prevailing in each country in which the Portfolio maintains investments, or otherwise. The Sub-advisor will also furnish the Board and the Advisor with such statistical and analytical information with respect to investments of the Portfolio as the Sub-advisor may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Portfolio, the Sub-advisor will bear in mind the policies and procedures set from time to time by the Board as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

(c)          The Sub-advisor will from time to time employ or associate with such persons as the Sub-advisor believes to be particularly fitted to assist in the execution of the Sub-advisor’s duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-advisor. No obligation may be incurred on the Trust’s or Advisor’s behalf in any such respect.

(d)          The Sub-advisor will report to the Board and the Advisor all material matters related to the Sub-advisor. On an annual basis, the Sub-advisor shall report on its compliance with its Code and its compliance policies and procedures to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Sub-advisor shall permit the Advisor and the Trust, or their respective representatives to examine the reports required to be made to the Sub-advisor under the Code and its compliance policies and procedures. The Sub-advisor will notify the Advisor and the Trust in writing of any change of control of the Sub-advisor at least 90 days prior to any such changes and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-advisor, as promptly as possible, and in any event prior to such change.

(e)          The Sub-advisor will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Sub-advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-advisor pursuant to this Agreement required to be prepared and maintained by the Sub-advisor or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Sub-advisor shall be the property of the Trust. The Advisor and the Trust, or their respective representatives, shall have access to such books and records at all times during the Sub-advisor’s normal business hours. Upon the reasonable request of the Advisor or the Trust, copies of any such books and records shall be provided promptly by the Sub-advisor to the Advisor and the Trust, or their respective representatives.

(f)          The Sub-advisor will cooperate with the Fund’s independent public registered accounting firm and shall take reasonable action to make all necessary information available to the accounting firm for the performance of the accounting firm’s duties.

(g)          The Sub-advisor will provide the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Portfolio’s assets under the Sub-advisor’s control as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Sub-advisor is responsible for assisting in the fair valuation of all Portfolio assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Sub-advisor for each asset for which the Fund’s fund accountant does not obtain prices in the ordinary course of business.

(h)          The Sub-advisor shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

(i)           For the purpose of complying with Rule 10f-3, Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable rule or regulation, the Sub-advisor will not, with respect to transactions in securities or other assets for the Portfolio, consult with any other sub-advisor to the Fund or any other series of the Trust.

SECTION 4. COMPENSATION; EXPENSES

(a)          In consideration of the foregoing, the Advisor shall pay the Sub-advisor, with respect to the Fund, a fee as specified in Appendix B hereto. Such fees shall be accrued by the Advisor daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to the Fund, the Advisor shall pay to the Sub-advisor such compensation as shall be payable prior to the effective date of termination.

(b)          During the term of this Agreement, the Sub-advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio. The Sub-advisor shall, at its sole expense, employ or associate itself with such persons as it reasonably believe to be particularly fitted to assist it in the execution of its duties under the Agreement. Except as set forth in Appendix B, the Sub-advisor shall not be responsible for the Trust’s, the Fund’s or the Advisor’s expenses, including any extraordinary and non-recurring expenses.

(c)          No fee shall be payable hereunder with respect to the Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

SECTION 5. STANDARD OF CARE

(a)          The Advisor shall expect of the Sub-advisor, and the Sub-advisor will give the Advisor and the Trust the benefit of, the Sub-advisor’s best judgment and efforts in rendering its services hereunder. The Sub-advisor shall not be liable to the Advisor or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-advisor against any liability to the Advisor or the Trust to which the Sub-advisor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Sub-advisor’s duties hereunder, or by reason of the Sub-advisor’s reckless disregard of its obligations and duties hereunder.

(b)          The Sub-advisor shall not be liable to the Advisor or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Sub-advisor by a duly authorized officer of the Advisor or the Trust; (ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

(c)          The Sub-advisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-advisor’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d)          The parties hereto acknowledge and agree that the Trust is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Sub-advisor under this Agreement and as to the rights and privileges to which the Advisor is entitled pursuant to this Agreement, and that the Trust is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

(a)          This Agreement shall become effective with respect to the Fund as of the date hereof; provided, however, that the Agreement has been approved by (i) the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust’s Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

(b)          This Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust’s Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

(c)          This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Advisor on 60 days’ written notice to the Sub-advisor or (ii) by the Sub-advisor on 60 days’ written notice to the Trust. This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7. ACTIVITIES OF THE SUB-ADVISOR

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-advisor’s right, or the right of any of the Sub-advisor’s directors, officers or employees, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 8. REPRESENTATIONS OF SUB-ADVISOR.

The Sub-advisor represents and warrants to the Advisor that:

(a)          It is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect;

(b)          It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c)          It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

(d)          It will promptly notify the Advisor and the Trust of the occurrence of any event that would disqualify the Sub-advisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

SECTION 9. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Sub-advisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Sub-advisor’s rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 10. MISCELLANEOUS

(a)          No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b)          Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c)          This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware. Any legal suit, action or proceeding related to, arising out of or concerning this Agreement shall be brought only in the Court of Chancery of the State of Delaware unless the Trust, in its sole discretion, consents in writing to an alternative forum, or if such action may not be brought in that court, then such action shall be brought in any other court in the State of Delaware with jurisdiction (the “Designated Courts”). Each party (a) consents to jurisdiction in the Designated Courts, (b) waives any objection to venue in either Designated Court, and (c) waives any objection that their Designated Court is an inconvenient forum.

(d)          This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)          This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)          If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Advisor and Sub-advisor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors and permitted assigns.

(g)          Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)          Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)           No affiliated person, employee, agent, director, officer or manager of the Sub-advisor shall be liable at law or in equity for the Sub-advisor’s obligations under this Agreement.

(j)           The terms “vote of a majority of the outstanding voting securities”, “interested person”, “affiliated person,” “control” and “assignment” shall have the meanings ascribed thereto in the 1940 Act.

(k)          Each of the undersigned warrants and represents that he or she has full power and authority to sign this Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

AXS INVESTMENTS, LLC

/s/ Russell Tencer

Name: Russell Tencer

Title: COO

ALTERNATIVE ACCESS FUNDS, LLC

/s/ Peter Coppa

Name: Peter Coppa

Title: Managing Partner

Appendix A

Series of the Trust:

AXS First Priority CLO Bond ETF

Appendix B

Sub-Advisory Fee:

The Sub-Advisor fee shall be calculated as 50% of AXS Net Revenue received by the Advisor. AXS Net Revenue means an amount equal to the management fee less any and all Fund expenses in a given month.